UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

BridgeBio Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street

Palo Alto, CA 94301

(Address of principal executive offices) (Zip Code)

(650) 391-9740

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 26, 2021, BridgeBio Pharma, Inc. (“BridgeBio”) completed the acquisition of all of the shares of common stock (the “Eidos Common Stock”) of Eidos Therapeutics, Inc. (“Eidos”) that it did not already own, pursuant to the Agreement and Plan of Merger, dated as of October 5, 2020 (the “Merger Agreement”), by and among BridgeBio Pharma, Inc. (“BridgeBio”), Eidos, Globe Merger Sub I, Inc. (“Merger Sub I”) and Globe Merger Sub II, Inc. (“Merger Sub II”). Under the Merger Agreement, Merger Sub I merged with and into Eidos (the “Initial Merger”), with Eidos surviving the Initial Merger, and thereafter Eidos merged with and into Merger Sub II (the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as an indirect and wholly owned subsidiary of BridgeBio under the name “Eidos Therapeutics, Inc.”

At the effective time of the Initial Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Eidos (“Eidos Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Eidos Common Stock (i) owned by Eidos as treasury stock, (ii) owned by Eidos, BridgeBio, Merger Sub, Merger Sub II or any other direct or indirect wholly owned subsidiary of BridgeBio and, in each case, not held on behalf of third parties and (iii) shares of Eidos Common Stock that are subject to Eidos Restricted Share Awards (as defined below)) was converted into the right to receive, at the election of each stockholder of Eidos, (A) 1.85 shares of BridgeBio’s common stock (“BridgeBio Common Stock”), par value $0.001 per share (the “Stock Consideration”), or (B) $73.26 in cash (the “Cash Consideration”). From and after the Effective Time, all shares of Eidos Common Stock were cancelled and now represent only the right to receive, as applicable, the Stock Consideration or the Cash Consideration.

Immediately prior to the Effective Time, (i) each option to purchase Eidos Common Stock (an “Eidos Option”) was converted into an option, on the same terms and conditions applicable to such Eidos Option immediately prior to the Effective Time, to purchase a specified number of shares of BridgeBio Common Stock, calculated pursuant to the terms of the Merger Agreement, and (ii) each outstanding award of shares of Eidos Common Stock that is subject to forfeiture conditions (subject to certain exceptions) (each, an “Eidos Restricted Share Award”) was converted into an award covering a number of whole restricted shares of BridgeBio Common Stock, calculated pursuant to the terms of the Merger Agreement, with any fractional shares being paid out to the holder of such Eidos Restricted Share Award in cash.

The issuance of BridgeBio Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended, pursuant to BridgeBio’s Registration Statement on Form S-4, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2020 (as amended, the “Form S-4”). The Form S-4 was declared effective on December 15, 2020. The Form S-4 and the joint proxy statement/prospectus included therewith contain additional information about the Mergers.

Upon the closing of the Mergers, the shares of Eidos Common Stock that were previously listed on the Nasdaq ceased trading on, and were delisted from, the Nasdaq. The shares of Eidos Common Stock will subsequently be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and incorporated into this Current Report on Form 8-K by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On January 26, 2021, BridgeBio released a press release announcing the completion of the Mergers, which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 shall be considered “furnished” but not “filed” for purposes of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 5, 2020, by and among BridgeBio Pharma, Inc., Eidos Therapeutic, Inc., Globe Merger Sub I, Inc. and Globe Merger Sub II, Inc. (incorporated by reference to Exhibit 2.1 to BridgeBio’s Current Report on Form 8-K filed with the SEC on October 6, 2020)

99.1	Press Release, dated January 26, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEBIO PHARMA, INC.

By:	/s/ Brian C. Stephenson
	Name:	Brian C. Stephenson
	Title:	Chief Financial Officer

Dated: January 26, 2021